EXHIBIT 99.1

Oblong Announces Financial Results for Third Quarter 2023 and Provides Business Update

November 14, 2023 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), a burgeoning player in the technology sector, is pleased to announce significant strategic shifts and a reinforced commitment to sustainable growth. Over the past year, we believe the Company has diligently optimized its operations, enhanced efficiency, and streamlined expenditures to position itself as a lean and agile innovator in the tech landscape.

With a series of decisive cost-reduction measures, we believe Oblong has successfully rationalized its cost structure. This disciplined approach to financial management has resulted in a more robust and focused operation, ensuring that resources are aligned with the company's core mission to deliver innovative technology solutions.

In a pivotal move six months ago, Oblong raised $6.0 million in funding that we believe has fortified its balance sheet, providing the company with ample liquidity and a clear runway through mid-2025. This strategic financing underscores the confidence of our investors in Oblong's vision and the long-term strategy. At a time when the private markets are witnessing a comprehensive valuation reset, Oblong has proactively embarked on a journey to identify and forge partnerships with select early-stage technology companies. Our goal is to collaborate with innovative ventures that have not only crafted minimum viable products but have also demonstrated genuine market traction and hold the promise of considerable market opportunities.

"Oblong's strategy is rooted in a commitment to transformation and innovation," said Peter Holst, CEO of Oblong. "By tightening our operational focus and securing financing that significantly extends our financial horizon, we believe we are well-positioned to capitalize on the unique opportunities that the current market recalibration presents. Our aim is to invest in and nurture groundbreaking technologies that can redefine the marketplace."

Third Quarter 2023 Financial Results

•As of September 30, 2023, the Company had $6.8 million of cash and no debt.

•Total revenue was $0.9 million for the third quarter of 2023 versus $1.2 million for the third quarter of 2022.

•Net loss of $0.9 million for the third quarter of 2023, compared to a net loss of $7.2 million for the third quarter of 2022.

•Adjusted EBITDA (“AEBITDA”) loss of $0.8 million for the third quarter of 2023, compared to an AEBITDA loss of $1.4 million for the third quarter of 2022. AEBITDA loss is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net loss.

Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”) loss, a non-GAAP financial measure, is defined as net loss before depreciation and amortization, stock-based compensation and expense, impairment charges, casualty loss, severance, income tax expense, and interest and other (income) expense, net. AEBITDA loss is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA loss is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA loss as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA loss should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow used in operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net loss to AEBITDA loss is shown under “GAAP to Non-GAAP Reconciliation” later in this release.

About Oblong, Inc.

Oblong (Nasdaq:OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 and enterprise customers. For more information, visit www.oblong.com and Oblong’s Twitter and Facebook pages.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the Company’s goal to forge partnerships with select early-stage technology companies and the mission to deliver innovative technology solutions, and (ii) the Company’s liquidity and operating expense projections. There can be no assurance that the previously disclosed strategic review being undertaken will result in a merger, sale or other business combination involving the Company. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2022 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact
David Clark
investors@oblong.com
(213) 683-8863 ext 2205

OBLONG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	September 30, 2023	December 31, 2022
ASSETS	(Unaudited)
Current assets:
Cash	$6,766	$3,085
Accounts receivable, net	157	415
Inventory, net	324	723
Prepaid expenses and other current assets	330	649
Total current assets	7,577	4,872
Property and equipment, net	—	3
Intangibles, net	345	604
Right-of-use assets, net	41	142
Other assets	16	40
Total assets	$7,979	$5,661
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	106	184
Accrued expenses and other current liabilities	974	1,074
Current portion of deferred revenue	157	436
Current portion of operating lease liabilities	43	219
Total current liabilities	1,280	1,913
Long-term liabilities:
Deferred revenue, net of current portion	38	114
Operating lease liabilities, net of current portion	—	17
Total long-term liabilities	38	131
Total liabilities	1,318	2,044
Commitments and contingencies
Stockholders’ equity:
Preferred stock Series F, convertible; $.0001 par value; $5,263,100 stated value; 42,000 shares authorized, 5,146 and zero shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $.0001 par value; 150,000,000 shares authorized; 4,294,455 shares issued and 4,286,902 shares outstanding at September 30, 2023 and 2,070,861 shares issued and 2,063,308 shares outstanding December 31, 2022	—	—
Treasury stock, 7,553 shares of common stock	(181)	(181)
Additional paid-in capital	233,852	227,645
Accumulated deficit	(227,010)	(223,847)
Total stockholders' equity	6,661	3,617
Total liabilities and stockholders’ equity	7,979	5,661

OBLONG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$872	$1,185	2,866	4,050
Cost of revenue (exclusive of depreciation and amortization and casualty loss)	648	841	2,244	2,800
Gross profit	224	344	622	1,250
Operating expenses (gains):
Research and development	5	232	16	1,634
Sales and marketing	81	282	241	1,161
General and administrative	977	1,229	3,723	4,104
Impairment charges	—	5,169	2	12,715
Casualty loss (gain), net of insurance proceeds	—	—	(400)	533
Depreciation and amortization	86	592	259	1,818
Total operating expenses	1,149	7,504	3,841	21,965
Loss from operations	(925)	(7,160)	(3,219)	(20,715)
Interest and other (income) expense, net	(30)	(5)	(94)	1
Loss before income taxes	(895)	(7,155)	(3,125)	(20,716)
Income tax (benefit) expense	—	(3)	38	8
Net loss	$(895)	$(7,152)	(3,163)	(20,724)

GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net loss	$(895)	$(7,152)	$(3,163)	$(20,724)
Depreciation and amortization	86	592	259	1,818
Interest and other expense (income), net	(30)	(5)	(94)	1
Income tax expense (benefit)	—	(3)	38	8
Impairment charges	—	5,169	2	12,715
Severance	—	—	—	294
Casualty loss, net of insurance proceeds	—	—	(400)	533
Stock-based expense	31	31	442	30
Adjusted EBITDA Loss	$(808)	$(1,368)	$(2,916)	$(5,325)